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[ALLIEDSIGNAL LOGO]                                             973 455 2945
                                   ALLIEDSIGNAL INC.            973 455 4749 Fax
                                   LAW DEPARTMENT
                                   P.O. BOX 2245
                                   MORRISTOWN, NJ 07962-2245

                                                                     EXHIBIT 5.1

J. EDWARD SMITH
Assistant General Counsel
Corporate and Finance

                                                          July 22, 1999

AlliedSignal Inc.
101 Columbia Road
Morris Township, New Jersey 07962

                      Re:    AlliedSignal Inc.
                             Registration Statement on Form S-4

Ladies and Gentlemen:

        I am Assistant General Counsel, Corporate and Finance, of AlliedSignal Inc., a Delaware corporation ("AlliedSignal"). This opinion is being furnished in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by AlliedSignal of shares of its common stock, par value $1.00 per share ("AlliedSignal Common Stock"), in connection with the merger (the "Merger") of Blossom Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AlliedSignal, with and into Honeywell Inc., a Delaware corporation ("Honeywell"), pursuant to an Agreement and Plan of Merger dated as of June 4, 1999 (the "Merger Agreement"). As provided in the Merger Agreement, each share of common stock, par value $1.50 per share, of Honeywell (the "Honeywell Common Stock") outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 1.875 shares of AlliedSignal Common Stock in connection with the Merger. The Merger and the issuance of shares of AlliedSignal Common Stock pursuant thereto are described in the joint proxy statement/prospectus contained in the Registration Statement to which this opinion is a part.

       In connection with this opinion, I have examined the Registration Statement and the joint proxy statement/prospectus included therein, AlliedSignal's restated certificate of incorporation as in effect on the date hereof, the proposed amendment to AlliedSignal's restated certificate of incorporation to be submitted to a vote of shareowners at the special meeting to be held in connection with the Merger, AlliedSignal's bylaws as in effect on the date hereof and as to be amended pursuant to the terms of the Merger Agreement, and certain corporate proceedings of AlliedSignal as reflected in the minutes of meetings of the Board of Directors. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals or certified copies of all documents submitted to me as copies thereof. I have also assumed that all shares of Honeywell Common Stock outstanding immediately prior to the effective time of the Merger will be validly issued, fully paid and non-assessable. In addition, I have made such other examinations of law and fact as I have deemed necessary or appropriate for the purposes of this opinion.





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        Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the AlliedSignal Common Stock, when and to the extent issued in connection with the Merger pursuant to and in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

        I hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and the reference to me under the caption "Legal Matters". In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,

                                                 /s/ J. Edward Smith

                                                 J. Edward Smith
                                                 Assistant General Counsel
                                                 Corporate and Finance